Exhibit 99.1

WhiteHorse Finance, Inc. Provides Update on Impact of Recent Events on its Portfolio

NEW YORK, NY, March 20, 2023 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) today provided an update on the impact of recent events concerning Silicon Valley Bank (“SVB”) and Signature Bank (“SBNY”) on the Company, its portfolio and its Adviser. Based on a preliminary assessment conducted on March 15, 2023, the Company and its investment adviser H.I.G. WhiteHorse Advisers, LLC (the “Adviser”), a subsidiary of H.I.G. Capital, LLC (“H.I.G. Capital”), have determined that each of WhiteHorse Finance and the Adviser have no exposure to SVB or SBNY; specifically, neither entity holds any cash or restricted cash balances with SVB or SBNY nor has any lending agreements with either bank.

Further, it was determined that less than 10 portfolio companies of WhiteHorse Finance as well as its joint venture entity, WHF STRS Ohio Senior Loan Fund LLC (the “STRS JV”), still have remaining exposure to SVB or SBNY as of March 15, 2023. Specifically, the aggregate fair value of the Company’s investments in these portfolio companies represented $60.1 million, or 7.9% of the total fair value of the portfolio of the Company, as of December 31, 2022. Further, the aggregate fair value of the STRS JV’s investments in these portfolio companies represented $16.7 million, or 5.9% of the total fair value of the portfolio of the STRS JV, as of December 31, 2022. Based on the March 12, 2023 joint statement by the U.S. Department of Treasury, the Federal Reserve, and FDIC, the Company does not expect that such relationships will have an adverse impact in any material respect on these portfolio companies and that such portfolio companies that still have exposure to SVB and/or SBNY through deposit accounts will be able to access that liquidity. Moreover, the Company has sufficient liquidity to meet its unfunded commitments to its portfolio companies should the need arise.

“We continue to monitor the ongoing situation impacting certain other regional banks and are actively working with certain of our portfolio companies to ensure their business operations remain uninterrupted,” said Stuart Aronson, Chief Executive Officer, WhiteHorse Finance. “While we do not expect any of our portfolio companies will suffer from any direct impact from recent events, we have a vigilant posture and are prepared to support them. WhiteHorse Finance has sufficient liquidity to meet the unfunded needs of current and prospective portfolio companies and broad resources to ensure support of our portfolio companies against the highly volatile market backdrop.”

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by the Adviser. H.I.G. Capital is a leading global alternative asset manager with $55 billion of capital under management* across a number of funds focused on the small- and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com.  For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

Robert Brinberg

Rose & Company

212-257-5932

whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.

* Based on total capital commitments managed by H.I.G. Capital and affiliates.